Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-220809) and related Prospectus of Eleven Biotherapeutics, Inc. and to the incorporation by reference therein of our report dated March 24, 2017, with respect to the consolidated financial statements of Eleven Biotherapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Boston, Massachusetts
October 27, 2017